Exhibit 99.1

Malware and Business Update Press release	July 21, 2017

Press Release

Nuance Provides Update on Malware Incident and Business Impact

Burlington, MA, July 21, 2017 – Nuance Communications, Inc. (Nasdaq: NUAN) today provided an update to its prior disclosures regarding the global malware incident on June 27, 2017. The company continues to make progress in restoring its operations across the business. Since detecting the issue, the company has been remediating affected systems, enhancing the security of its networks and restoring functionality to customers.

Nuance expects the malware incident to have an impact on its financial results for third fiscal quarter of 2017, primarily owing to the loss of healthcare transcription revenues in the final week of the third quarter and the inability to fulfill partner orders for imaging products during the same period. Based on preliminary financial data, Nuance expects fiscal third quarter GAAP revenues to be between $485.0 million and $489.0 million and non-GAAP revenues to be between $494.0 million and $498.0 million. The company expects fiscal third quarter GAAP earnings per share to be between $(0.11) and $(0.09) and non-GAAP earnings per share to be between $0.26 and $0.28.

The company estimates that, had the malware incident not occurred, third quarter GAAP revenues on a pro forma basis would have been between $500.0 million and $504.0 million and non-GAAP revenues on a pro forma basis would have been between $509.0 million and $513.0 million. The company estimates fiscal third quarter GAAP earnings per share on a pro forma basis would have been between $(0.07) and $(0.05) and non-GAAP earnings per share on a pro forma basis would have between $0.29 and $0.31. The company’s performance in the third quarter, notwithstanding the malware incident, owed to continued growth in Enterprise omni-channel offerings, Dragon Medical cloud, voice biometrics solutions, and the company’s automotive business. Despite the effects of the malware incident, net new bookings in the quarter were strong, up year-over-year, between 20.0% and 25.0% and also owed to continued growth in Dragon Medical cloud, voice biometrics solutions, the company’s automotive business, and Enterprise omni-channel offerings. Cash flows from operations were also strong at approximately $130.0 million.

While Nuance has made significant progress in remediating systems related to the malware incident, the company nonetheless expects a material effect on financial results for its fourth fiscal quarter of 2017. The impact will be primarily related to Nuance’s HIM transcription business as the company continues to reactivate customers during the quarter. Nuance expects to have service restored to substantially all of its clients on its flagship HIM transcription platform, eScription LH, within two weeks, while taking all measures to bring back its clients efficiently and securely. The eScription RH and Clinic 360 solutions that reside on the

© 2017 Nuance Communications, Inc. All rights reserved.

cloud-based HIM transcription platform, Emdat, were restored to their full capability for that entire customer base on July 3, 2017. The Critical Test Results application, which is part of Nuance’s Diagnostics radiology workflow solutions, was reactivated for all clients on July 16, 2017. As a part of the restoration efforts, Nuance has hardened its systems with enhanced security and with the latest anti-malware agents. Nuance is providing cloud-based options for its client base that were on older transcription platforms. The PowerScribe and Dragon Medical cloud solutions were not impacted and remain unaffected by the incident with Dragon Medical cloud adoption increasing as an alternative for physicians to capture patient documentation.

These preliminary expectations are subject to revision until the company reports final third quarter fiscal 2017 results on August 8, 2017. (Please see today’s separate advisory for details.)

The company will host a listen-only conference call today at 9.00 a.m. ET. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at www.nuance.com. The call can also be heard by dialing 800-230-1096 or 612-288-0340 at least five minutes prior to the call and referencing code 427608. A replay will be available within 24 hours of the announcement by dialing 800-475-6701 or 320-365-3844 and using the access code 427608

About Nuance Communications, Inc.

Nuance Communications, Inc. is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Definitions of Bookings and Net New Bookings

Certain supplemental data provided in the announcement are based upon internal Nuance definitions that are important for the reader to understand.

Bookings. Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value. For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

© 2017 Nuance Communications, Inc. All rights reserved.

Net new bookings. Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Safe Harbor and Forward-Looking Statements

Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; changes to economic conditions in the United States and internationally; our ability to control and successfully manage our expenses and cash position; our ability to successfully restore our existing systems affected by the malware incident; our ability to prevent or mitigate the effects of future cyberattacks; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2016 and our quarterly reports, and other reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this document should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

Discussion of non-GAAP Financial Measures

We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP

© 2017 Nuance Communications, Inc. All rights reserved.

earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended June 30, 2017, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.

We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily TouchCommerce, mCarbon and NSI, for the three months ended June 30, 2017, that we would have recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.

In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past

© 2017 Nuance Communications, Inc. All rights reserved.

acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)	Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)	Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)	Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs associated with IP collaboration agreement.

In order to gain access to a third party’s extensive speech recognition technology and natural language and semantic processing technology, we have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these

© 2017 Nuance Communications, Inc. All rights reserved.

collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of our normal, organic, continuing operating activities, and are therefore presenting this supplemental information to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although our bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results. Costs associated with the research and development portion of the agreements have been excluded from research and development expense and costs for the marketing exclusivity period are excluded from sales and marketing expense.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii) and (iii) Certain accrued interest and income taxes. We also exclude certain accrued interest and certain accrued income taxes because we believe that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.

We exclude certain other expenses that result from unplanned events in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arise outside of the ordinary course of continuing operations. These items include losses from

© 2017 Nuance Communications, Inc. All rights reserved.

extinguishing our convertible debt and adjustments from changes in fair value of share-based instruments relating to issuing our common stock with security price guarantees payable in cash. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program, implementation of the new revenue recognition standard (ASC 606), expenses associated with the malware incident and remediation thereof, and gains or losses on non-controlling strategic equity interests, are also excluded.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Pro Forma Financial Measures

We have provided certain pro forma measures of GAAP and non-GAAP revenue and GAAP and non-GAAP earnings per share that estimates our expected results for the third quarter ended June 30, 2017 as if the malware incident had not occurred. These pro forma amounts rely on actual preliminary results through the date of the malware incident and then include our projected performance for the remaining days of the quarter based on our anticipated run rate and management’s best estimate of business operations had the malware incident had not occurred. These pro forma measures are being provided for the purpose of permitting users of our financial statements to understand our estimates of the effects of the malware incident on our continuing operations. These pro forma measures should not be considered as a substitute for our actual GAAP financial statements in assessing the overall health of the business during the three months ended June 30, 2017.

Contact Information

For Investors

Christine Marchuska

Nuance Communications, Inc.

Tel: 781-565-5000

Email: christine.marchuska@nuance.com

For Media

Richard Mack

Nuance Communications, Inc.

Tel: 781-565-5000

Email: richard.mack@nuance.com

Financial Tables Follow

© 2017 Nuance Communications, Inc. All rights reserved.

Nuance Communications, Inc.

Reconciliation of Supplemental Financial Information

GAAP and non-GAAP Revenue and Net Income per Share Guidance

(in thousands, except per share amounts)

Unaudited

	Three months ended June 30, 2017
	Low	High
GAAP revenue	$485,000	$489,000
Acquisition-related adjustment - revenue	9,000	9,000

Non-GAAP revenue	$494,000	$498,000

GAAP net income per share	$(0.11)	$(0.09)
Acquisition-related adjustment - revenue	0.03	0.03
Acquisition-related costs, net	0.03	0.03
Cost of revenue from amortization of intangible assets	0.05	0.05
Amortization of intangible assets	0.10	0.10
Non-cash stock-based compensation	0.15	0.15
Non-cash interest expense	0.05	0.05
Adjustment to income tax expense	(0.10)	(0.10)
Restructuring and other charges, net	0.05	0.05
Other	0.01	0.01

Non-GAAP net income per share	$0.26	$0.28

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	288,000	288,000

Weighted average common shares: diluted	290,000	290,000

© 2017 Nuance Communications, Inc. All rights reserved.

Pro Forma Reconciliation of Revenue and Earnings per Share Guidance

Three Months Ended June 30, 2017

(in thousands, except per share amounts)

Unaudited

	Low			High
	As -Reported	Adjustment (1)	Pro Forma	As -Reported	Adjustment (1)	Pro Forma
GAAP Revenue	$485,000	$15,000	$500,000	$489,000	$15,000	$504,000
Non-GAAP Revenue	$494,000	$15,000	$509,000	$498,000	$15,000	$513,000

	Low			High
	As -Reported	Adjustment (2)(3)	Pro Forma	As -Reported	Adjustment (2)(3)	Pro Forma
GAAP Earnings per Share	($0.11)	$0.04	($0.07)	($0.09)	$0.04	($0.05)
Non-GAAP Earnings per Share	$0.26	$0.03	$0.29	$0.28	$0.03	$0.31

(1)	Adjustment represents estimated revenues lost due to malware incident.
(2)	Adjustment to GAAP earnings per share represents the effect related to estimated lost revenues, cost of sales, compensation-related items and other expenses that would not have been incurred but for the incident.
(3)	Adjustment to Non-GAAP earnings per share represents the effect related to estimated lost revenues, cost of sales, and related taxes.

© 2017 Nuance Communications, Inc. All rights reserved.